UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agenus Inc. (the “Company”) announced today that the first patient has been dosed in the Company’s Phase 1 clinical trial of AGEN1884, an anti-CTLA-4 checkpoint (CPM) antibody. The open-label, multicenter trial in patients with advanced or refractory cancer is designed to evaluate the safety of AGEN1884 and determine the estimated maximum tolerated dose. This Phase 1 clinical trial is taking place at leading centers in the United States, including The Ohio State University Comprehensive Cancer Center and the Comprehensive Cancer Center of Northwestern University.

AGEN1884 is an anti-CTLA-4 (cytotoxic T-lymphocyte antigen-4) checkpoint antibody that enables the immune system to find and destroy cancer cells. It is the first of a series of CPMs discovered using the Company’s proprietary platform to enter clinical development. Anti-CTLA-4 antibodies have been highly efficacious in treating cancer and curative in some patients for whom standard of care has proven unsuccessful. Recent clinical data also suggests that anti-CTLA-4 antibodies are emerging as a central component of combination immunotherapeutic regimens for fighting cancer.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 27, 2016	AGENUS INC.

		By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 27, 2016.